CONSENT OF
                       SANDLER O'NEILL & PARTNERS, L.P.

               We hereby consent to the use in this Registration Statement on Form S-4 of our letter to the Board of Directors of North Side Savings Bank included on Annex C to the Joint Proxy Statement/Prospectus forming a part of this Registration Statement on Form S-4 and to all references to our firm in such Joint Proxy Statement/Prospectus. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                   SANDLER O'NEILL & PARTNERS, L.P.

                              /s/ Sandler O'Neill & Partners, L.P.

          Dated: October 1, 1996